Exhibit 6

   Pro Forma Data Disclosing the Effect of the Reverse Stock Split and Buyback
               of Fractional Shares on the Company's Balance Sheet
                      as of the Most Recent Fiscal Year End

                           BOWLES FLUIDICS CORPORATION
                       PRO FORMA CONSOLIDATED BALANCE SHEET

                                                    October 25, 1997
                                        ------------------------------------
                                                       Reverse
                                                        Split
                                                      & Buyback
                                          Reported   Adjustments   Pro Forma
                                        ------------------------------------
ASSETS
Current
    Cash and cash equivalents              $755,525  ($242,600)    $512,925
    Investments available for sale        1,563,121               1,563,121
    Accounts receivable                   3,112,063               3,112,063
    Inventories                           2,130,615               2,130,615
    Other current assets                    634,037                 634,037
                                        -----------------------------------
       Total current assets               8,195,361   (242,600)   7,952,761
                                        ----------------------------------
Property and equipment, net               3,494,335               3,494,335

Other assets                                 95,005                  95,005
                                        -----------------------------------
Total assets                            $11,784,701  ($242,600) $11,542,101
                                        ===================================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current
    Accounts payable - trade             $1,122,437               $1,122,437
    Accrued expenses                      1,609,807                1,609,807
    Income taxes payable                     48,162                   48,162
                                        -----------              -----------

       Total current liabilities          2,780,406                2,780,406

Other liabilities                           492,866                  492,866
                                        -----------              -----------

Total liabilities                         3,273,272                3,273,272
                                        -----------              -----------
Commitments and contingencies

Stockholders' equity
    8% Convertible preferred stock          933,080                  933,080
    Common stock                          1,264,001    ($19,408)   1,244,593
    Additional paid-in capital            2,728,083     (41,887)   2,686,196
    Retained earnings                     3,586,265    (181,305)   3,404,960
                                        ------------------------------------
Total stockholders' equity                8,511,429    (242,600)   8,268,829
                                        ------------------------------------
Total liabilities and stockholders'
equity                                  $11,784,701   ($242,600) $11,542,101
                                        ====================================
Common stock book value                  $7,578,349   ($242,600)   7,335,749
Number of common shares outstanding      12,640,011 (12,627,565)      12,446
    Per share                                 $0.60                  $589.41


                                 Exhibit 6 - 1

                           BOWLES FLUIDICS CORPORATION
                       PRO FORMA CONSOLIDATED BALANCE SHEET


                                                  July 25, 1998
                                        ----------------------------------
                                                     Reverse
                                                      Split
                                                    & Buyback
                                          Reported Adjustments Pro Forma
                                        ----------------------------------
ASSETS
Current
    Cash and cash equivalents              $970,359   ($242,600)    $727,759
    Accounts receivable                   2,821,583                2,821,583
    Inventories                           2,992,946                2,992,946
    Other current assets                    425,689                  425,689
                                        ------------------------------------
       Total current assets               7,210,577    (242,600)   6,967,977
                                        ------------------------------------
Property and equipment, net               4,312,460                4,312,460

Other assets                                 91,230                   91,230
                                        ------------------------------------
Total assets                            $11,614,267   ($242,600) $11,371,667
                                        ====================================
LIABILITIES   AND   STOCKHOLDERS'
EQUITY

Current
    Accounts payable - trade               $701,337                 $701,337
    Accrued expenses                      1,088,139                1,088,139
                                        ------------------------------------
       Total current liabilities          1,789,476                1,789,476

Other liabilities                           474,488                  474,488
                                        ------------------------------------
Total liabilities                         2,263,964                2,263,964

Commitments and contingencies

Stockholders' equity
    8% Convertible preferred stock          933,080                  933,080
    Common stock                          1,268,501    ($19,408)   1,249,093
    Additional paid-in capital            2,732,832     (41,887)   2,690,945
    Retained earnings                     4,415,890    (181,305)   4,234,585
                                        ------------------------------------
Total stockholders' equity                9,350,303    (242,600)   9,107,703
                                        ------------------------------------
Total liabilities and stockholders'
equity                                  $11,614,267   ($242,600) $11,371,667
                                        ====================================
Common stock book value                  $8,417,223   ($242,600)  $8,174,623
Number of common shares outstanding      12,685,011 (12,672,520)      12,491
    Per share                                 $0.66                  $654.44


                                 Exhibit 6 - 2

                           BOWLES FLUIDICS CORPORATION
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS


Reverse Split and Buyback Adjustments


1. Balance Sheets:  October 25, 1997, and July 25, 1998

   The pro forma balance sheets reflect the reduction in cash and cash equivalents and the decrease in stockholders' equity of $242,600 resulting from the buyback of estimated fractional common shares (194.077 shares) after the 1-for-1,000 reverse common stock split at $1,250 per share, as if the buyback occurred at October 25, 1997, and July 25, 1998, respectively.

   The pro forma book value per share reflects the lower common stock book value and the lower number of common shares outstanding after the split and buyback.






                                  Exhibit 6 - 3